Exhibit 99.1

BMHC PLANS TO UNIFY BMC WEST AND SELECTBUILD

Company to Streamline Operations, Realign Regions and Leverage Size and
Synergies In Response to Challenging Market Environment

SG&A Expense Reductions Estimated to be $20 Million to $25 Million

SAN FRANCISCO, May 12, 2008 -- Building Materials Holding Corporation (NYSE: BLG), a leading provider of building materials and construction services to professional residential builders and contractors, today announced plans to unify and streamline its BMC West and SelectBuild operations and position the Company for future growth and value generation. Aggregate annual SG&A expense reductions from the plan are estimated to be in the range of $20 million to $25 million.

“We are conducting a comprehensive analysis of our business and developing an initial plan for improved profitability and cash flow to right-size the organization to reflect today’s homebuilding market,” said Robert E. Mellor, Chairman and Chief Executive Officer. “While there are considerable external pressures on the markets we serve, our Board and management team are committed to making internal changes designed to minimize the impact of the downturn while positioning our company for growth as the market improves.”

“We expect to see significant improvements in our cash flow as we execute this plan, which will bring the Company’s two major business units into much closer alignment,” said Stanley M. Wilson, President and Chief Operating Officer. “BMC West and SelectBuild have traditionally maintained their independence not only in terms of branding, but also with regard to strategy, purchasing, administration and leadership. While maintaining the unique brand identities of BMC West and SelectBuild, we intend to flatten our management structure and reduce our operational organization from 13 regions into 7 regions. We expect to take advantage of the new synergies created by this realignment, while also working to grow the bottom line by leveraging our purchasing power to improve margins and by streamlining our back-office support functions to reduce expenses.”

The primary components of the plan are:

Organizational Realignment - The realignment flattens BMHC’s organizational structure by reducing its existing 13 regions into 7 regions:
•	Intermountain (Colorado, Idaho, Montana, Utah)
•	Midwest (Illinois)
•	Northwest (Oregon, Washington)
•	Pacific (California, Northern Nevada)
•	Southeast (Florida)
•	Southwest (Arizona, Southern Nevada)
•	Texas

Business Unit Closings and Consolidations - Upon completion of thorough evaluation, we expect a number of underperforming business units to be shut down. These units were determined to be performing below expectations and, in aggregate, have incurred losses both for the full year 2007 and the first quarter of 2008. The units identified to date for potential shutdown represent approximately $120 million of 2007 sales, $19 million of 2007 SG&A expense, $12 million of 2007 operating loss and currently have approximately 700 employees.

In addition, another group of business units have been identified to date for potential consolidation into other operations. In 2007, these units had sales of approximately $435 million, SG&A expense of $36 million, operating income of $11 million, and they currently have approximately 1,300 employees.

Consolidation of Administrative Functions - SelectBuild’s accounting, accounts payable, purchasing, payroll and information technology support will be absorbed into the existing corporate support operations. Centralization of these functions allows operations employees to focus on customer service without needing to dedicate time to administration.

We believe this plan should create opportunities to better serve national homebuilders and large contractors with our full range of bundled products, services and pricing options. BMHC expects to realize improved operating margins through utilization of distribution and cross-selling synergies between BMC West and SelectBuild, as well as from its consolidated administrative functions and unified purchasing power.

"With the centralization of administrative functions, the regional realignment and the closure or consolidation of certain business units we expect to be better positioned to focus our unified vision on maximizing operating efficiencies and growth opportunities for our core businesses. This plan places a priority on efficient use of capital and higher returns and should continue to position us for the recovery of the homebuilding industry. The dedication and creativity of our employees will be key to the success of this project and to the long-term benefits to our shareholders, customers and employees," said Mr. Mellor.

About BMHC

BMHC is one of the largest providers of building materials and residential construction services in the United States. We serve the homebuilding industry through two recognized brands: as BMC West, we distribute building materials and manufacture building components for professional builders and contractors in the western and southern states; as SelectBuild, we provide construction services to high-volume production homebuilders in key markets across the country. To learn more about BMHC, visit our website at http://www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS

There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, however are not limited to:

•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	our ability to implement and maintain cost structures that align with revenue trends;
•	compliance with credit facility covenants in an uncertain housing market;
•	changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	losses of and changes in customers as well as changes in customer mix;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:

•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to, the risks and uncertainties cited in the above paragraphs. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

SOURCE Building Materials Holding Corporation

For More Information Investor Contacts:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC +1.415.627.9100

•	Lisa Laukkanen, The Blueshirt Group for BMHC +1.415.217.4967 lisa@blueshirtgroup.com